SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
FILED BY THE REGISTRANT  /X/

FILED BY A PARTY OTHER THAN THE REGISTRANT  / /

CHECK THE APPROPRIATE BOX:
/ /  PRELIMINARY PROXY STATEMENT
/ /  CONFIDENTIAL FOR USE OF COMMISSION ONLY
/X/  DEFINITIVE PROXY STATEMENT
/ /  DEFINITIVE ADDITIONAL MATERIALS
/ /  SOLICITING MATERIALS PURSUANT TO SS.240.14a-11(c) OR SS.240.14a-12


                                 TENGASCO, INC.
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       -------------------------------------------------------------------
       (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX)
/X/  NO FEE REQUIRED
/ /  $125 PER EXCHANGE ACT RULES-O-11(c)(1)(II), 14a-6(i)(1), 14a-6(i)(2) OR
     ITEM 22(a)(2) OF SCHEDULE 14A.
/ /  FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES14A-6(i)(4) AND O-11.

     1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH EACH TRANSACTION APPLIES:

     ---------------------------------------------------------------------------

     2)   AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

     ---------------------------------------------------------------------------

     3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE O-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED)

     ---------------------------------------------------------------------------

     4)   PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION.

     ---------------------------------------------------------------------------

     5)   TOTAL FEE PAID.

     ---------------------------------------------------------------------------

/ /  FEE PAID PREVIOUSLY BY WRITTEN PRELIMINARY MATERIALS.

/ / CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXHANGE ACT RULE O-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

1)   AMOUNT PREVIOUSLY PAID
                            ----------------
2)   FORM SCHEDULE OR REGISTRATION STATEMENT NO.:
                                                  ----------------
3)   FILING PARTY:
                   ----------------
4)   DATE FILED:
                 ----------------

                               TENGASCO LETTERHEAD





                                       May 15, 2002

Dear Tengasco Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of Tengasco, Inc. (the "Company"), to be held on Thursday, June 27, 2002, at 10:00 a.m. at the Club LeConte, First Tennessee Plaza, 800 South Gay Street, Knoxville, Tennessee 37929. The accompanying Notice of Annual Meeting of Shareholders and the Proxy Statement describe the matters to be acted upon at the meeting. We urge you to read this information carefully. Also included in this package is the Company's 2001 Annual Report. The Annual Report is in summary form, and contains our letter to stockholders and highlights of operations. You will find the Company's audited consolidated financial statements included as part of the Annual Report. We have also included in this package a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 previously filed with the Securities and Exchange Commission. The 10-K Report will provide you with a more detailed discussion of the matters in the Annual Report, as well as other items, including, Management's Discussion and Analysis of the Company's Financial Condition and Results of Operation.

         After reading the Proxy Statement and other enclosed materials, please mark, date, sign and return, at an early date, the enclosed proxy card in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR ATTEND THE ANNUAL MEETING IN PERSON. Regardless of the number of shares you own, your vote on these matters is important. On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                                       Sincerely,


                                       M. E. Ratliff,
                                       Chief Executive Officer

                                 TENGASCO, INC.
                                 603 MAIN AVENUE
                           KNOXVILLE, TENNESSEE 37902

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  JUNE 27, 2002

TO THE STOCKHOLDERS:

         Notice is hereby given that the 2002 annual meeting of stockholders (the "Annual Meeting") of Tengasco, Inc. (the "Company") has been called for and will be held at 10:00 A.M., local time, on Thursday, June 27, 2001, at the Club LeConte, First Tennessee Plaza, 800 South Gay Street, Knoxville, Tennessee 37929 for the following purposes:

         1. To elect Joseph E. Armstrong, Benton L. Becker, Bill L. Harbert, Robert D. Hatcher, Jr., Malcolm E. Ratliff and Charles Stivers, to the Board of Directors to hold office until their successors shall have been elected and qualify;

         2. To ratify the appointment by the Board of Directors of BDO Seidman, LLP to serve as the independent certified public accountants for the current fiscal year; and

         3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on April 26, 2002 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices at 603 Main Avenue, Knoxville, Tennessee 37902, for ten (10) days prior to June 27, 2002. By Order of the Board of Directors

                                      Malcom E. Ratliff, CHIEF EXECUTIVE OFFICER
Dated: May 15, 2002

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GRANTING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

                                 TENGASCO, INC.
                                 PROXY STATEMENT


                                     GENERAL

         This proxy statement is furnished by the Board of Directors of Tengasco, Inc., a Tennessee corporation (sometimes the "Company" or "Tengasco"), with offices located at 603 Main Avenue, Knoxville, Tennessee 37902, in connection with the solicitation of proxies to be used at the annual meeting of stockholders of the Company to be held on June 27, 2002 and at any adjournments thereof (the "Annual Meeting"). This proxy statement will be mailed to stockholders beginning approximately May 16, 2002. If a proxy in the accompanying form is properly executed and returned, the shares represented thereby will be voted as instructed on the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the President of the Company, or by a stockholder voting in person at the Annual Meeting.

         All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of the Directors named therein and FOR the ratification of the selection by the Board of Directors of BDO Seidman, LLP, as the independent certified public accountants of the Company.

         A copy of the annual report of the Company for the fiscal year ended December 31, 2001 ("Fiscal 2001"), which contains financial statements audited by the Company's independent certified public accountants, accompanies this proxy statement.

         The cost of preparing, assembling and mailing this notice of meeting, proxy statement, the enclosed annual report and proxy will be borne by the Company. In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telegraph, or cable. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock. The Company will reimburse such persons for their expenses in forwarding soliciting material.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

         The Board of Directors has fixed the close of business on April 26, 2002 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at the Annual Meeting. Only stockholders on the Record Date will be able to vote at the Annual Meeting.

         As of the Record Date, 10,871,279 shares of the Company's common stock, $.001 par value per share ("Common Stock") are outstanding, and each share will be entitled to one (1) vote, with no shares having cumulative voting rights. Holders of shares of Common Stock are entitled to vote on all matters. Unless otherwise indicated herein, a majority of the votes represented by shares present or represented at the Annual Meeting is required for approval of each matter which will be submitted to stockholders.

         Management knows of no business other than that specified in Items 1 and 2 of the Notice of Annual Meeting which will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

         The following table sets forth information, as of April 26, 2002 with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock(1):



----------

    (1) Unless otherwise stated, all shares of Common Stock are directly held with sole voting and dispositive power. The shares set forth in the table reflect the 5% stock dividend declared by the Company for shareholders of record as of September 4, 2001.

                                               NUMBER OF SHARES      PERCENT  OF
NAME AND ADDRESS             TITLE            BENEFICIALLY OWNED        CLASS
----------------             -----            ------------------        -----
Industrial Resources         Stockholder          2,823,987(2)          25.85%
Corporation
603 Main Ave.
Knoxville, TN 37902

Spoonbill, Inc.              Stockholder            878,198              8.07%
Tung Wai Commercial Bldg.
109-111 Gloucester Rd.
Wanchai, Hong Kong

Bill L. Harbert              Stockholder/        1,177,667               10.8%
820 Shaders Creek Pkwy.      Director
Birmingham, AL 35209

--------
    (2) Malcolm E. Ratliff, the Chief Executive Officer and Chairman of the Board of Directors of the Company is the sole owner of the outstanding securities and President of Industrial Resources Corporation ("IRC"). Ownership of the IRC shares was previously transferred from Malcolm E. Ratliff, due to his illness, to his father, James Ratliff. In December 1999 ownership of the IRC shares was transferred back to Malcolm E. Ratliff from his father. Malcolm E. Ratliff's wife, Linda Ratliff, is the Secretary of IRC. Accordingly, IRC may be deemed to be an affiliate of the Company. James Ratliff, who is the father of Malcolm E. Ratliff, is the sole shareholder and President of Ratliff Farms, Inc. Malcolm E. Ratliff is the Vice-President/Secretary of Ratliff Farms. Malcolm E. Ratliff has voting control of the shares of the Company owned by Ratliff Farms, Inc. Accordingly, Ratliff Farms, Inc. may also be deemed to be an affiliate of the Company. The shares listed here for IRC include 2,299,744 shares owned directly by IRC, 59,171 shares owned directly and an option to purchase 52,500 shares held by Malcolm E. Ratliff, 381,072 shares owned directly by Ratliff Farms, Inc. and 31,500 shares owned directly by a trust of which Linda Ratliff is trustee and the children of Malcolm E. Ratliff are the beneficiaries. The shares listed here do not include shares of the Company owned directly by James Ratliff.

                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

GENERAL

         Article III, paragraph number 2 of the Company's By-Laws provides that the number of directors of the Company shall be a minimum of three (3) and a maximum of ten (10). The members of the Board of Directors are each elected for a one-year term or until their successors are elected and qualify with a plurality of votes cast in favor of their election. The Board of Directors consisted of eight (8) persons during Fiscal 2000 and six (6) nominees for the Board are put forth before the stockholders for the Annual Meeting. Messrs. Joseph E. Armstrong, Benton L. Becker, Bill L. Harbert, Robert D. Hatcher, Jr., Malcolm E. Ratliff and Charles Stivers who are all presently directors of the Company are up for re-election and except for Messrs. Harbert and Stivers were all elected by the stockholders at the Company's last annual meeting of stockholders held on June 26, 2001.

         The directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified. There are no family relationships between executive officers or directors of the Company.

         Messrs. Joseph E. Armstrong,  Benton L. Becker, Bill L. Harbert, Robert
D. Hatcher, Jr., Malcolm E. Ratliff and Charles Stivers are nominees for election as directors. Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. If any nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

BOARD OF DIRECTORS

         The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Although only two (2) members of the Board are involved in day-to-day operating details, the other members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board meetings. The Board of Directors held eight (8) meetings in Fiscal 2001. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors served during Fiscal 2001.

    COMMITTEES

         The Company's Board has operating compensation, audit, and stock option committees. It does not have a nominating committee or a committee performing the functions of a nominating committee.

         COMPENSATION COMMITTEE

         In Fiscal 2001, the members of the Compensation Committee were Messrs. Armstrong, Becker and Edward W.T. Gray, a former Director of the Company. After Mr. Gray resigned as Director, he was replaced on the Committee by Charles Stivers. The Compensation Committee's functions, in conjunction with the Board of Directors, are to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of the Company for directors, officers and other employees of the Company. The Compensation Committee expects to periodically review the approach to executive compensation and to make changes as competitive conditions and other circumstances warrant and will seek to ensure the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented. The Compensation Committee met one time in Fiscal 2001.

         COMPENSATION COMMITTEE INTERLOCKING
         AND INSIDER PARTICIPATION

         No interlocking relationship existed or exists between any member of the Company's Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member or nominee of the Compensation Committee is or was formerly an officer or an employee of the Company.

         AUDIT COMMITTEE

         The Audit Committee during Fiscal 2001 was comprised of three non-employee directors, Robert D. Hatcher, Jr. and two former Directors of the Company Edward W.T. Gray III and Allen H. Sweeney. After Mr. Sweeney resigned as a Director, Charles Stivers replaced him as Chairman of the Committee. The present members of the Audit Committee are Messrs. Stivers, Hatcher and Becker. The Audit Committee adopted an Audit Committee Charter during Fiscal 2000. The Audit Committee's functions are to review with management and the Company's independent auditors, the scope of the annual audit and quarterly statements, significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, review major changes to the Company's auditing and accounting principles and practices suggested by the independent auditors, monitor the independent auditor's relationship with the Company, advise and assist the Board of Directors in evaluating the independent auditor's examination, supervise the Company's financial and accounting organization and financial reporting, and nominate, for approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed. In addition, the Audit Committee has the responsibility to review and consider fee arrangements with, and fees charged by, the Company's independent auditors. The Audit Committee met four times in Fiscal 2001 and recently met with the Company's auditors to discuss the audit of the Company's year end financial statements for 2001.

         AUDIT COMMITTEE REPORT

         The Audit Committee has:

                  (a) Reviewed and discussed the Company's unaudited financial statements for the first three quarters of Fiscal 2001 and the Company's audited financial statements for the year ended December 31, 2001 with the management of the Company and the Company's independent auditors.

                  (b) Discussed with the Company's independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as the same was in effect on the date of the Company's financial statements; and

                  (c) Received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company's financial statements.

         Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the unaudited financial statements for each of the first three quarters of Fiscal 2001 be included in the Quarterly Reports on Form 10-Q for those quarters and that the audited financial statements for the year ended December 31, 2001 to be included in the Company's Annual Report on Form 10- K for the year ended December 31, 2001. The Audit Committee also recommended the reappointment of the Company's independent auditors, BDO Seidman LLP and the Board of Directors concurred in such recommendation.

                                       Members of the Audit Committee

                                       Charles Stivers
                                       Robert D. Hatcher, Jr.
                                       Benton L. Becker

         STOCK OPTION COMMITTEE

         The Stock Option Committee was formed to administer the Tengasco, Inc. Stock Incentive Plan which was adopted by the Board of Directors on October 25, 2000. During The Committee in Fiscal 2001 was comprised of Messrs. Becker, Gray and Sweeney. The present members of the Stock Option Committee are Messrs. Becker, Hatcher and Stivers. Each member of the Stock Option Committee was a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Stock Option Committee has complete discretionary authority with respect to the awarding of options and Stock Appreciation Rights ("SARs"), under the Tengasco, Inc. Stock Incentive Plan, including, but not limited to, determining the individuals who shall receive options and SARs; the times when they shall receive them; whether an option shall be an incentive or a nonqualified stock option; whether an SAR shall be granted separately, in tandem with or in addition to an option; the number of shares to be subject to each option and SAR; the term of each option and SAR; the date each option and SAR shall become exercisable; whether an option or SAR shall be exercisable in whole, in part or in installments and the terms relating to such installments; the exercise price of each option and the base price of each SAR; the form of payment of the exercise price; the form of payment by the Company upon the exercise of an SAR; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option or SAR; to subject the exercise of all or any portion of an option or SAR to the fulfillment of a contingency, and to determine whether such contingencies have been met; with the consent of the person receiving such option or SAR, to cancel or modify an option or SAR, provided such option or SAR as modified would be permitted to be granted on such date under the terms of the Tengasco, Inc. Stock Incentive Plan; and to make all other determinations necessary or advisable for administering the Plan. During Fiscal 2001 the Stock Option Committee held seven (7) meetings and granted options to purchase 67,100 shares of the Company's Common Stock to five individuals including options to Harold G. Morris, the President of the Company, and Shigemi Morita, a former Director of the Company, to purchase 25,000 and 20,000 shares, respectively.

         There is no understanding or arrangement between any director or any other persons pursuant to which such individual was or is to be selected as a director or nominee of the Company.

         BENEFICIAL OWNERSHIP

         The following table sets forth information, as of the Record Date with respect to the beneficial ownership of the Company's Common Stock by the executive officers, directors and nominee-directors of the Company and the directors, nominee-directors and officers of the Company as a group.(3)

                                               NUMBER OF SHARES                   PERCENT
NAME AND ADDRESS           TITLE              BENEFICIALLY OWNED                 OF CLASS
----------------           -----              ------------------                 --------
Joseph Earl Armstrong      Director                   51,450(4)                Less than 1%
4708 Hilldale Drive
Knoxville, TN 37914

Benton L. Becker           Director                   73,750(5)                Less than 1%
1497 Lacosta Drive East
Pembrook Pines, FL 33027

Robert D. Hatcher, Jr.     Director                   52,605(6)                Less than 1%
107 Golden Gate Lane
Oak Ridge, TN 37830

Bill L. Harbert            Director                1,177,667                          10.8%
820 Shaders Creek Pkwy.
Birmingham, AL 35209

--------
    (3) Unless otherwise stated, all shares of Common Stock are directly held with sole voting and dispositive power. The shares set forth in the table reflect the 5% stock dividend declared by the Company for shareholders of record as of September 4, 2001.

    (4) Consists of 9,450 shares held directly and an option to purchase 42,000 shares.

    (5) Consists of 21,250 shares owned directly and an option to purchase 52,500 shares.

    (6) Consists of 105 shares owned directly and an option to purchase 52,500 shares.

Malcolm E. Ratliff         Chief Executive         2,823,987(7)                28.25%
2100 Scott Lane            Officer; Chairman
Knoxville, TN 37922        of the Board

Charles M. Stivers         Director                    -0-                       -0-
420 Richmond Road
Manchester, KY 40962

Harold G. Morris, Jr.      President                 56,042(8)           Less than 1%
153 Chuniloti Way
Loudon, TN 37774

Robert M. Carter           President                 54,946(9)           Less than 1%
760 Prince                 Tengasco Pipeline
Georges Parish             Corporation
Knoxville, TN 37922

Mark A. Ruth               Chief Financial           36,750(10)          Less than 1%
9400 Hickory               Officer
Knoll Lane
Knoxville, TN 37931

--------
    (7) Malcolm E. Ratliff, the Company's Chief Executive Officer and Chairman of the Board of Directors, is also the sole shareholder and President of Industrial Resources Corporation ("IRC"). Ownership of the IRC shares was previously transferred from Malcolm E. Ratliff, due to his illness to his father, James Ratliff. In December 1999 ownership of the IRC shares was transferred back to Malcolm E. Ratliff from his father. Linda Ratliff, Malcolm
E. Ratliff's wife, is the Secretary of IRC. James Ratliff, who is the father of Malcolm E. Ratliff, is the sole shareholder and president of Ratliff Farms, Inc. Malcolm E. Ratliff is the Vice- President/Secretary of Ratliff Farms, Inc. Malcolm E. Ratliff has voting control over the shares of the Company owned by Ratliff Farms, Inc. The shares listed here include 2,299,744 shares owned directly by IRC, 59,171 shares owned directly and an option to purchase 52,500 shares held by Malcolm E. Ratliff, 381,072 owned directly by Ratliff Farms, Inc. and 31,500 shares owned directly by a trust of which Linda Ratliff is trustee and the beneficiaries are the children of Malcolm E. Ratliff (the "Ratliff Trust"). The shares listed here do not include shares of the Company owned directly by James Ratliff.

    (8) Consists of 3,542 shares owned by his wife and an option to purchase 52,500 shares.

    (9) Consists of 7,696 shares held directly and an option to purchase 47,250 shares.

    (10)  Consists of shares underlying an option.

Cary V. Sorensen           General Counsel;           31,500(11)         Less than 1%
509 Bretton Woods Dr.      Secretary
Knoxville, TN 37919

Sheila F. Sloan            Treasurer                 17,850(12)          Less than 1%
121 Oostanali Way
Loudon, TN 37774

Jeffrey R. Bailey          Chief Geological           2,000              Less than 1%
2306 West Gallaher Ferry   Engineer
Knoxville, TN 37932

All Officers and                                  4,378,547(13)                 38.9%
Directors as a group

    CHANGES IN CONTROL

         Except  as  indicated   below,   to  the  knowledge  of  the  Company's
management, there are no present arrangements or pledges of the Company's securities which may result in a change in control of the Company.


    BACKGROUND OF  DIRECTORS

         The following is a brief account of the experience, for at least the past five (5) years, of each nominee for director.

         Joseph Earl Armstrong is 45 years old and a resident of Knoxville, Tennessee. He is a graduate of the University of Tennessee and Morristown College where he received a Bachelor of Science Degree in Business Administration. From 1988 to the present, he has been an elected State Representative for Legislative District 15 in

----------

    (11)  Consists of shares underlying an option.

    (12) Consists of 2,100 shares held directly and an option to purchase 15,750 shares.

    (13) Consists of shares held directly and indirectly by management, shares held by IRC, shares held by Ratliff Farms, Inc., shares held by the Ratliff Trust and 383,250 shares underlying options.

Tennessee. From 1994 to the present he has been in charge of government relations for the Atlanta Life Insurance Co. From 1981 to 1994 he was a District Manager for the Atlanta Life Insurance Co.

         Benton L. Becker is 64 years old. In 1960 he received a B.A. degree from the University of Maryland. In 1966 he graduated from the American University Law School in Washington, D.C. He is currently engaged in the private practice of law in Coral Gables, Florida and Washington D.C., while regularly serving as a Distinguished Lecturer on constitutional law at the University of Miami in Coral Gables, Florida. His past positions include serving as a trial attorney for the U. S. Department of Justice, the Dade County, Florida State's Attorney Office and a Professor of Law at the University of Miami School of Law. During his career Mr. Becker has represented the U.S. House of Representatives, the Republican National Committee and President Gerald R. Ford. In 1976 Mr. Becker represented Commonwealth Oil and Refining Company of Puerto Rico in a Federal trial and Appellate action against Texaco, Exxon and Mobil and obtained a multi-million dollar judgment for Commonwealth Oil. In 1980 he served as Board Chairman for Appalachian Oil and Gas. From June 5, 1995 to January 30, 1997 he served as Chairman of the Company's Board of Directors.

         Bill L. Harbert is 78 years old. He earned a B.S. degree in civil engineering from Auburn University in 1948. In 1949 he was one of the founders of Harbert Construction Company. He managed that company's construction operations, both domestic and foreign, and served as its Executive Vice-President until 1979. From 1979 until July, 1990 he served as President and Chief Operating Officer and from July 1990 through December 1991 he served as Vice Chairman of the Board of Harbert International, Inc. He then purchased a majority of the international operations of Harbert International, Inc. and formed Bill Harbert International Construction, Inc. He served as Chairman and Chief Executive Officer of that corporation until retiring from the company in 2000. Mr. Harbert's companies built pipeline projects in the United States and throughout the world. They also built many other projects including bridges, commercial buildings, waste water treatment plants, airports, including an air base in Negev, Israel and embassies for the United States government in, among other places, Tel Aviv, Hong Kong, and Baku. Mr. Harbert has also served as president (1979) and Director (1980) of the Pipe Line Contractors Association, USA and for seven years as Director, Second Vice-President and First Vice-President (2001-2002) of the International Pipe Line Contractors Association. Mr. Harbert has been active in service to a variety of business associations, charities and the arts in the Birmingham area for many years.

         Robert D. Hatcher, Jr. is 61 years old. He earned B.A. and M.S. degrees from Vanderbilt University in 1961 and 1962, with majors in geology and chemistry and a minor in mathematics. He earned a Ph.D. degree in 1965 from the University of

Tennessee (Knoxville), in structural geology with a minor in chemistry. Thereafter, he worked with Humble Oil and Refining Company (now Exxon USA) for one year. In 1966 he accepted a faculty position at Clemson University where he taught and conducted research in the Appalachians until 1978. In 1978 Dr. Hatcher moved to Florida State University where he stayed until 1980. He then taught at the University of South Carolina until 1986. In 1986, Dr. Hatcher accepted a chair as a University of Tennessee/Oak Ridge National Laboratory Distinguished Scientist, which position he currently maintains. He has served on the Council (Board of Directors) of the Geological Society of America (a not-for-profit corporation) from 1981-1983 and again from 1992-1994 when he served on the Executive Committee and as President (1993). He is currently serving on the Board of Trustees of the Geological Society of America
Foundation. He served on the Executive Committee of the American Geological Institute (a not-for-profit corporation) from 1995-1997 and as President in 1996. He has also served on the National Academy of Sciences Board on Radioactive Waste Management and on several National Research Council, as well as on Federal Advisory Committees for the Nuclear Regulatory Commission and the Department of the Interior. He served as Science Advisor to South Carolina Governor Richard Riley for Off-Site Disposal of Radioactive Waste from 1984 through 1986. He was honored in 1997 by the I.C. White Award and in 1998 by being made an honorary citizen of West Virginia, both recognizing his long-term contributions to Appalachian geology. He is a Fellow in the American Association for the Advancement of Science. Dr. Hatcher is the author of over 150 journal articles and several texts and monographs, including a structural geology textbook which has been used in some 85 colleges and universities. He has also served as an Editor of the Geological Society of America Bulletin.

         Malcolm E. Ratliff is 54 years old. He attended the University of Mississippi and since 1971 has been involved in the oil and gas business with 30 years of hand-on experience in drilling and development of oil and gas wells, seismic studies and laying pipe onshore and offshore. Mr. Ratliff holds numerous oil and gas investments in companies throughout the United States. In April, 1995 he was instrumental in the founding of the Company and served as a consultant to the Company's Board of Directors. In March, 1997 he became the Chief Executive Officer of the Company and also acted as interim President of the Company until he resigned in March, 1998 for health reasons. On April 21, 1998 at the request of the Company's Board of Directors, Mr. Ratliff agreed to return to the management of the Company as its Chief Executive Officer. He has served as Chairman of the Company's Board of Directors since June 19, 1998.

         Charles M. Stivers is 39 years old. He is a Certified Public Accountant with 18 years accounting experience. In 1984 he received a B.S. degree in accounting from Eastern Kentucky University. From 1983 through July 1986 he served as Treasurer and CEO for Clay Resource Company. From August 1986 through August 1989 he served as a senior tax and audit specialist for Gallaher and Company. From September

1989 to date he has owned and operated Charles M. Stivers, C.P.A., a regional accounting firm. The Firm specializes in the oil and gas industry and has clients in eight states. The oil and gas work performed by the Firm includes all forms of SEC audit work, SEC quarterly financial statement filings, oil and gas consulting work and income tax services. The Firm has also represented oil and gas companies with respect to Federal and State income tax disputes in 15 states over the past 12 years. In September 2001, he was elected as a director of the Company and is the chairman of the Company's audit committee.

    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         In fiscal 2001, Joseph Armstrong and Benton L. Becker, who are Directors of the Company, each failed to timely file one Form 4 Report each involving one transaction. Sanford E. McCormick who was a Director of the Company until March 15, 2001 also failed to timely file one Form 4 Report involving one transaction in 2001. In addition, Mr. Becker, as well as Robert D. Hatcher, Jr., also a Director of the Company, each timely filed a Form 5 Report for December 2001 which each reported one transaction that should have been reported on an earlier Form 4 Report. Harold G. Morris, Jr., President of the Company filed a Form 4 Report in 2001 that inadvertently was not filed in 1999 reporting one transaction. Malcolm E. Ratliff, the Company's Chief Executive Officer and a Director of the Company, recently filed a timely Form 5 Report for December 2001 which indicated that he failed to timely file eight Form 4 Reports for 2001 involving 46 transactions. Mr. Ratliff also recently filed a Form 5 Report for December 2000 which should have been filed in 2001 indicating he had failed to timely file five Form 4 Reports that were to be filed in 2000 involving 26 transactions. These deficiencies have all been cured.

    FAMILY RELATIONSHIPS

         There are no family relationships between any of the present directors or executive officers of the Company.

    INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGs

         To the knowledge of management, no director, executive officer or affiliate of the Company or owner of record or beneficially of more than 5% of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any legal proceeding. In addition, to the knowledge of management, during the past five years, no present or former director, executive officer, affiliate or person nominated to become a director of the Company:

               (1) Filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

               (2) Was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

               (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

               (4) Was found by a court of competent jurisdiction in a civil action, by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

         The following sets forth a summary of all compensation awarded to, earned or paid to, and options granted to, repriced or exercised by, the Company's Chief Executive Officer during fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999. During that period, none of the Company's other executive officers earned compensation in excess of $100,000 per annum for services rendered to the Company in any capacity.

                                                   SUMMARY COMPENSATION TABLE

                                                                               -----------LONG TERM AWARDS-----
                                ANNUAL COMPENSATION                            -----------AWARDS----PAYOUTS
                         --------------------------------                    ----------------------------------
                                                                                           SECURITIES
                                                                             RESTRICTED    UNDERLYING
NAME AND                                                     OTHER ANNUAL      STOCK         OPTIONS                ALL OTHER
PRINCIPAL POSITION         YEAR     SALARY ($)   BONUS ($)   COMPENSATION($)  AWARDS($)      /SARS(#)    PAYOUTS   COMPENSATION
------------------         ----     ----------   ---------   ---------------  ---------    ------------  -------   ------------
Malcolm E. Ratliff,        2001      $ 80,000      $-0-          $1,000         -0-         52,500(14)      -0-         -0-
Chief Executive Officer    2000      $ 70,000      $-0-          $  500         -0-         52,500          -0-         -0-
                           1999      $ 60,000      $-0-          $  500         -0-         52,500          -0-         -0-

REPRICING OF OPTIONS IN FISCAL 2001

         The Company did not adjust or amend the exercise price of any options previously granted to any of its Directors or Executive Officers during Fiscal 2001.

OPTION GRANTS FOR FISCAL 2001

         No options were granted during fiscal year ended December 31, 2001 to the Chief Executive Officer. None of the Company's other executive officers earned compensation in excess of $100,000 per annum for services rendered to the Company in any capacity during the fiscal year ended December 31, 2001.


----------
    (14) Number of shares underlying options has been retroactively adjusted for a 5% stock dividend declared by the Company as of September 4, 2001.

AGGREGATE OPTION EXERCISES FOR FISCAL 2001
AND YEAR END OPTION VALUES

                                                      NUMBER OF SECURITIES(15)  VALUE(16) OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                          OPTIONS/SARS AT          OPTIONS/SARS AT
                                                          DECEMBER 31, 2001       DECEMBER 31, 2001
                      SHARES ACQUIRED   VALUE ($)           EXERCISABLE/             EXERCISABLE/
      NAME              ON EXERCISE    REALIZED(17)        UNEXERCISABLE            UNEXERCISABLE
      ----            ---------------  ------------   -----------------------   ------------------------
MALCOLM E. RATLIFF          -0-            -0-               52,500/-0-                 $-0-/-0-

         No options were exercised during fiscal year ended December 31, 2001 by the Chief Executive Officer. None of the Company's other executive officers earned compensation in excess of $100,000 per annum for services rendered to the Company in any capacity.

         The Company adopted an employee health insurance plan in August 2001. The Company does not presently have a pension or similar plan for its directors, executive officers or employees. Management intends to adopt a 401(k) plan and full liability insurance for directors and executive officers in the near future.

COMPENSATION OF DIRECTORS

         The Board of Directors has resolved to compensate members of the Board of Directors for attendance at meetings at the rate of $250 per day, together with direct out-of-pocket expenses incurred in attending the meetings, including travel. The


----------
    (15)  Number  of  shares   underlying  the  unexercised   options  has  been
retroactively adjusted for a 5% stock dividend declared by the Company as of September 4, 2001.


    (16) Unexercised options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option. The fair market value of the Common Stock was $8.28 per share on December 31, 2001, as reported by The American Stock Exchange. The exercise price of the unexercised option granted to Malcolm E. Ratliff, the Chief Executive Officer of the Company, is $8.69 per share. As a result, the unexercised options have a negative value.

    (17) Value realized in dollars is based upon the difference between the fair market value of the underlying securities on the date of exercise, and the exercise price of the option.

Directors, however, have waived such fees due to them as of this date for prior meetings.

         Members of the Board of Directors may also be requested to perform consulting or other professional services for the Company from time to time. The Board of Directors has reserved to itself the right to review all directors' claims for compensation on an ad hoc basis.

EMPLOYMENT CONTRACTS

         The Company has entered into an employment contract with its Chief Geological Engineer, Jeffrey R. Bailey for a period of one year through February 28, 2003 at an annual salary of $84,000. There are presently no other employment contracts relating to any member of management. However, depending upon the Company's operations and requirements, the Company may offer long term contracts to directors, executive officers or key employees in the future.

CERTAIN TRANSACTIONS

    TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Except as set forth hereafter, there have been no material transactions, series of similar transactions or currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

         On January 24, 2001, the Stock Option Committee granted an additional option pursuant to the Tengasco, Inc. Stock Incentive Plan to Shigemi Morita, who at the time was a Director of the Company (he subsequently resigned from that position as of February 1, 2002 for personal reasons) to purchase 20,000 shares of the Company's common stock for a period of three years at a price of $14.44 per share.

         On November 8, 2001, the Company signed a credit facility with the Energy Finance Division of Bank One, N.A. in Houston, Texas whereby Bank One extended to the Company a revolving credit line of up to $35 million. The initial borrowing base under the facility was $10 million. The balance of the borrowing base is to be adjusted upon periodic review by Bank One based upon the Company's oil and gas reserves. The interest rate is the Bank One base rate plus one-quarter percent. On November 9, 2001, funds from the initial borrowing base of $10 million were used by the Company to, among other things, repay the internal financing provided by Directors and shareholders of the Company to complete Phase II of the Company's pipeline in the aggregate amount of $3.85 million of which the sum of $500,000 was loaned by Morita Properties, Inc., an affiliate of Shigemi Morita, who at the time was a Director of the Company, $1,000,000 was loaned by Edward W.T. Gray III, who at the time was a Director of the Company, and $250,000 was loaned by Malcolm E. Ratliff, Chairman of the Board of Directors and Chief Executive Officer of the Company; prepay a purchase money note due to Malcolm E. Ratliff issued in connection with the Company's purchase of a drilling rig and related equipment from Mr. Ratliff in the amount of
$1,003,844.44; and, prepay in full the remaining principal of the working capital loan due December 31, 2001 to Edward W.T.Gray III, a former Director of the Company, in the amount of $304,444.44. All of these obligations incurred interest at a rate substantially greater than the rate being charged by Bank One under the Credit Facility.

         In January 2001, Ratliff Farms, Inc. transferred 164,000 of its shares in the Company to James Ratliff, its sole shareholder and President and who is the father of Malcolm E. Ratliff. Malcolm E. Ratliff is the Vice-President/Secretary of Ratliff Farms, Inc. and has voting control over the shares of the Company owned by Ratliff Farms, Inc. He does not have voting control over the shares of the Company owned by James Ratliff, nor are these shares included in determining the number of shares controlled by Malcolm E. Ratliff and/or Industrial Resources Corp.

    INDEBTEDNESS OF MANAGEMENT

         No officer, director or security holder known to the Company to own of record or beneficially more than 5% of the Company's common stock or any member of the immediate family of any of the foregoing persons is indebted to the Company.

    PARENT OF THE ISSUER

         Unless IRC may be deemed to be a parent of the Company, the Company has no parent.

PERFORMANCE GRAPH

                  The graph below compares the cumulative total stockholder return on the Company's common stock with the cumulative total stockholder return of (1) the American Stock Exchange Index and (2) the Standard Industrial Code Index for the Crude Petroleum and Natural Gas Industry based on 192 different companies, assuming an investment in each of $100 on December 21, 1999, the date on which the Company's Common Stock began trading on the American Stock Exchange.


     [The following is a representation of the graphic in the printed book]

                        COMPARE CUMULATIVE TOTAL RETURN
                          AMONG TENGASCO INCORPORATED,
                      AMEX MARKET INDEX AND SIC CODE INDEX

                      12/21/99   12/31/99   3/31/00    6/30/00     9/30/00    12/31/00    3/31/01     6/30/01    9/30/01    12/31/01
TENGASCO INCORPORATED   100.00      89.47     73.16      76.84       74.21      105.26      96.42      113.43      80.50       73.24
SIC CODE INDEX          100.00     100.00    105.59     119.93      120.59      125.71     119.75      122.56     110.78      116.02
AMEX MARKET INDEX       100.00     100.00    111.37     103.29      105.87       95.75      93.35      100.03      78.98       91.46

                     ASSUMES $100 INVESTED ON DEC. 21, 1999
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2001

BOARD RECOMMENDATION AND VOTE REQUIRED

         For Proposal No. 1 regarding the election of directors, votes may be cast in favor of all nominees, may be withheld with regard to all nominees or may be withheld only with regard to nominees specified by the stockholder. Directors will be elected by a plurality of the votes of the shares of the Company's common stock present in person or represented by proxy, and entitled to vote on the election of directors at a meeting at which a quorum is present. Abstentions are tabulated in determining the votes present at a meeting. Consequently, an abstention has the same effect as a vote against a director nominee, as each abstention would be one less vote in favor of a director nominee. The Board of Directors recommends that stockholders vote "FOR" the Nominees set forth above. Unless marked to the contrary, proxies received will be voted FOR the Nominees set forth above.

                                 PROPOSAL NO. 2

                          RATIFICATION OF SELECTION OF
                    BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS

         The Board of Directors has selected the firm of BDO Seidman, LLP, independent certified public accountants, to audit the accounts for the Company for fiscal year ending December 31, 2002 ("Fiscal 2002"). The firm of BDO Seidman, LLP has audited the Company's financial statements for the past five
(5) fiscal years. The Company is advised that neither BDO Seidman, LLP nor any of its partners has any material direct or indirect relationship with the Company. The Board of Directors considers BDO Seidman, LLP to be well qualified for the function of serving as the Company's auditors. Tennessee law does not require the approval of the selection of auditors by the Company's stockholders, but in view of the importance of the financial statements to stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors.

AUDIT AND NON-AUDIT FEES

    AUDIT FEES

         The aggregate fees billed by BDO Seidman LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's Forms 10-Q and Form 10-K for the year ending December 31, 2001 was approximately $115,000. None of the hours expended on the engagement to audit the Company's financial statements for fiscal year 2001 were attributed to work performed by persons other than BDO Seidman LLP's full-time, permanent employees.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were billed for professional  services rendered for information
technology  services  related  to  financial   information  systems  design  and
implementation by BDO Seidman LLP for fiscal year 2001.

    ALL OTHER FEES

         The aggregate fees billed for services rendered by BDO Seidman LLP other than for the services described above, including tax consulting, permitted internal audit outsourcing and other non-audit services, for fiscal year 2001 was approximately $85,000. Upon consideration, the Audit Committee determined that the provision of the services other than the audit services is compatible with maintaining BDO Seidman LLP's independence.

BOARD RECOMMENDATION AND VOTE REQUIRED

         The Board of Directors recommends that you vote in favor of the above proposal in view of the quality of the services provided by BDO Seidman, LLP, its outstanding reputation as a leading audit firm and its familiarity with the Company's financial and other affairs due to its previous service as auditors for the Company.

         A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

         Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of the Company's independent auditors.

         Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the ratification of the selection by the Board of Directors of BDO Seidman, LLP as the Company's independent certified public accountants for Fiscal 2002. Shares voted as abstaining will count as votes cast. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" Proposal No. 2 because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

                             STOCKHOLDERS' PROPOSALS

         Proposals of stockholders intended to be presented at the 2002 annual meeting must be received in writing by the President of the Company at its offices by January 15, 2003 in order to be considered for inclusion in the Company's proxy statement relating to that meeting.


                                       By Order of the Board of Directors

                                       Cary V. Sorensen, SECRETARY


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                                 TENGASCO, INC.

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Malcolm E. Ratliff and Cary V. Sorensen as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Tengasco, Inc. (the "Company") held of record by the undersigned on April 26, 2002 at the Annual Meeting of stockholders to be held at Club LeConte, First Tennessee Plaza, 800 South Gay Street, Knoxville, TN 37929, on Thursday, June 27, 2002, at 10:00 A.M. local time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

PLEASE MARK BOXES / / IN BLUE OR BLACK INK.

1. Election of Directors: Joseph E. Armstrong, Benton L. Becker, Bill L. Harbert, Robert D. Hatcher, Jr., Malcolm E. Ratliff and Charles Stivers.
    (MARK ONLY ONE OF THE TWO BOXES FOR THIS ITEM)

    / / VOTE FOR all nominees named above except those who may be named on these two lines:


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                                      (OR)

    / /  VOTE WITHHELD as to all nominees named above.

2. Proposal to ratify appointment of BDO Seidman, LLP as the Company's independent certified public accountants:

     FOR  / /     AGAINST  / /     ABSTAIN  / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


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         When  properly  executed,  this Proxy will be voted as directed.  If no direction is made, this Proxy will be voted "FOR" Proposals 1 and 2.


         PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

         PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY OR EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


                                       Dated:                         , 2002
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                                       X
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                                                          Signature


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                                                         Print Name(s)


                                       X
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                                                  Signature, if held jointly